GRAINGER REPORTS RESULTS FOR THE THIRD QUARTER 2021

Strong supply chain and operational performance drove third quarter results above Company expectations

Third Quarter Highlights
•Delivered sales of $3.4 billion, up 11.7%, compared to the third quarter of 2020; up 11.9% on an organic, daily, constant currency basis
•Expanded gross margin by 145 bps compared to the third quarter of 2020, expanded by 205 bps sequentially
•Operating earnings of $438 million, up 17.4%, resulting in EPS of $5.65, growth of 25% versus the third quarter of 2020
•Returned $327 million to shareholders through dividends and share repurchases

CHICAGO, October 29, 2021 - Grainger (NYSE: GWW) today reported results for the third quarter 2021 with sales of $3.4 billion, up 11.7% and up 11.9% on an organic, daily, constant currency basis compared to the third quarter 2020, driven by strong performance in both the High-Touch Solutions N.A. and Endless Assortment segments.

"During the third quarter, I spent significant time with customers. They consistently commended Grainger on our ability to fulfill orders and deliver products faster than others, and they valued our teams' commitment to servicing their business needs," said DG Macpherson, Chairman and Chief Executive Officer. "Demand for core products was very strong throughout the quarter, and Grainger gained share and expanded margins in both segments. Despite the current market and supply chain uncertainties, we are confident in our ability to deliver solid performance in the fourth quarter and into 2022."

2021 Third Quarter Financial Summary

($ in millions)	Q3 2021		Q3 2020		Q3
					Fav. (Unfav.) vs. Prior
	Reported	Adjusted[1]	Reported	Adjusted[1]	Reported	Adjusted[1]
Net Sales	$3,372	$3,372	$3,018	$3,018	12%	12%
Gross Profit	$1,250	$1,250	$1,074	$1,074	16%	16%
Operating Earnings	$438	$438	$380	$374	16%	17%
Net Earnings Attributable to W.W. Grainger, Inc.	$297	$297	$240	$246	24%	21%
Diluted Earnings Per Share	$5.65	$5.65	$4.41	$4.52	28%	25%

Gross Margin	37.1%	37.1%	35.6%	35.6%	145 bps	145 bps
Operating Margin	13.0%	13.0%	12.6%	12.4%	45 bps	65 bps
Tax Rate	25.5%	25.5%	29.3%	26.5%	380 bps	100 bps
(1)Results exclude restructuring and income tax items as shown in the supplemental information of this release. Reconciliations of the adjusted measures reflected in this table to the most directly comparable GAAP measures are provided in the supplemental information of this release.

Revenue
Daily sales for the quarter increased 11.7% compared to the third quarter of 2020 with the same number of selling days. On an organic, constant currency basis, which excludes revenues from the divested China business from the prior year results, daily sales increased 11.9% as compared to the third quarter of 2020. Foreign exchange contributed a 0.1% favorable impact during the third quarter of 2021 compared to the third quarter of 2020.

In the High-Touch Solutions N.A. segment, daily sales were up 12.0% versus the prior year third quarter due primarily to a strong recovery in core, non-pandemic product growth, while pandemic product sales remained elevated. In the Endless Assortment segment, daily sales were up 12.7%, and up 14.9% on a daily, constant currency basis, versus the third quarter of 2020. The Endless Assortment revenue growth was solid, considering a very strong third quarter 2020 comparison at Zoro U.S. and a current challenging Japanese economy.

Gross Margin
Gross margin for the third quarter of 2021 was 37.1%, a 145 basis point increase over the prior year quarter driven by solid margin expansion in both segments.

In the High-Touch Solutions N.A. segment, strong price realization contributed to above neutral price/cost spread in the third quarter 2021 and the company also continued to experience improved pandemic-product mix over the prior year. In the Endless Assortment segment, gross margin expanded by 115 basis points versus the prior year third quarter primarily due to pricing actions and freight efficiencies at Zoro U.S.

Earnings
Reported and adjusted operating earnings for the third quarter of 2021 of $438 million were up 16% on a reported basis, and up 17% on an adjusted basis, versus the third quarter of 2020.

In the third quarter of 2021, reported and adjusted operating margin of 13.0% increased 45 basis points on a reported basis, and up 65 basis points on an adjusted basis, over the third quarter of 2020 on stronger margin in both segments.

Reported and adjusted earnings per share of $5.65 in the third quarter of 2021 increased 28% on a reported basis, and increased 25% on an adjusted basis, versus the third quarter of 2020. The increase in earnings per share was due primarily to higher operating earnings.

Tax Rate
The third quarter 2021 reported tax rate was 25.5% versus 29.3% in the third quarter of 2020; the adjusted tax rates were 25.5% and 26.5% for the third quarter of 2021 and 2020, respectively. The variance in year over year reported tax rate was primarily driven by the absence of tax impacts of the Company's investment in Fabory, which the Company divested in the second quarter of 2020.

Cash Flow
Net cash provided by operating activities was $161 million and $311 million for the three months ended September 30, 2021 and 2020, respectively. The decrease in cash from operating activities is primarily the result of working capital investments. The company continued to build core, non-pandemic inventory levels to support customer demand. Lastly, distributions to shareholders through dividends and share repurchases during the quarter totaled $327 million.

Guidance
The company is reaffirming the guidance ranges previously provided for 2021. Given the solid results of the third quarter, the company expects revenue to finish the year near the midpoint and expects all other metrics to fall between the low end and the midpoint of the range.

Total Company	2021 Guidance Range
Net Sales	$12.7 - 13.0 billion
Daily growth	8.5 - 11.0%
Organic, daily growth	10.0 - 12.5%
Gross Profit Margin	36.1 - 36.6%
Operating Margin	11.8 - 12.4%
Earnings per Share (EPS)	$19.00 - 20.50
Tax Rate	25.0 - 26.0%

Webcast
Grainger will conduct a live conference call and webcast at 11:00 a.m. ET on October 29, 2021 to discuss the third quarter results. The webcast will be hosted by DG Macpherson, Chairman and CEO, and Deidra Merriwether, Senior Vice President and CFO, and can be accessed at invest.grainger.com. For those unable to participate in the live event, a webcast replay will be available for 90 days at invest.grainger.com.

About Grainger
W.W. Grainger, Inc., with 2020 sales of $11.8 billion, is North America's leading broad line supplier of maintenance, repair and operating (MRO) products, with operations primarily in North America (N.A.), Japan and the United Kingdom.

Visit invest.grainger.com to view information about the company, including a supplement regarding 2021 third quarter results. Additional company information can be found on the Grainger Investor Relations website which includes our Fact Book and Corporate Responsibility report.

Safe Harbor Statement
All statements in this communication, other than those relating to historical facts, are “forward-looking statements.” Forward-looking statements can generally be identified by their use of terms such as “anticipate,” “estimate,” “believe,” “expect,” “could,” “forecast,” “may,” “intend,” “plan,” “predict,” “project” “will” or “would” and similar terms and phrases, including references to assumptions. Forward-looking statements are not guarantees of future performance and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from such statements. Forward-looking statements include, but are not limited to, statements about future strategic plans and future financial and operating results. Important factors that could cause actual results to differ materially from those presented or implied in the forward-looking statements include, without limitation: the unknown duration and health, economic, operational and financial impacts of the global outbreak of the coronavirus disease 2019 and its variants, including the Delta variant and any other variants that may emerge (COVID-19), as well as the impact of actions taken or contemplated by government authorities to mitigate the spread of COVID-19 (such as vaccine mandates for certain Federal contractors and anticipated Occupational Health and Safety Administration safety directives, mask mandates, social distancing or other requirements) and to promote economic stability and recovery, on the company’s businesses, its employees, customers and suppliers, including disruption to Grainger’s operations resulting from employee illnesses, the development, availability and usage of effective treatment or vaccines, changes in customers’ product needs, the acquisition of excess inventory leading to additional inventory carrying costs and inventory obsolescence, raw material, inventory and labor shortages, continued strain on global supply chains, and diminished transportation availability and efficiency, disruption caused by business responses to the COVID-19 pandemic, including working remote arrangements, which may create increased vulnerability to cybersecurity incidents, including breaches of information systems security, adaptions to the company’s controls and procedures required by working remote arrangements, including financial reporting processes, which could impact the design or operating effectiveness of such controls or procedures, and global or regional economic downturns or recessions, which could result in a decline in demand for the company’s products; higher product costs or other expenses; a major loss of customers; loss or disruption of sources of supply; changes in customer or product mix; increased competitive pricing pressures; failure to sustain contractual arrangements on a satisfactory basis with group purchasing organizations; failure to develop or implement new technology initiatives or business strategies; failure to adequately protect intellectual property or successfully defend against infringement claims; fluctuations or declines in the company’s gross profit percentage; the company’s responses to market pressures; the outcome of pending and future litigation or governmental or regulatory proceedings, including with respect to wage and hour, anti-bribery and corruption, environmental, advertising and marketing, consumer protection, pricing (including disaster or emergency declaration pricing statutes), product liability, compliance or safety, trade and export compliance, general commercial disputes, or privacy and cybersecurity matters; investigations, inquiries, audits and changes in laws and regulations; failure to comply with laws, regulations and standards; government contract matters; disruption of information technology or data security systems involving the company or third parties on which the company depends; general industry, economic, market or political conditions; general global economic conditions including tariffs and trade issues and policies; currency exchange rate fluctuations; market volatility, including price and trading volume volatility or price declines of the company’s common stock; commodity price volatility; facilities disruptions or shutdowns; higher fuel costs or disruptions in transportation services; other pandemic diseases or viral contagions; natural or human induced disasters, extreme weather and other catastrophes or conditions; failure to attract, retain, train, motivate, develop and transition key employees; loss of key members of management or key employees; changes in effective tax rates; changes in credit ratings or outlook; the company’s incurrence of indebtedness and other factors that can be found in our filings with the Securities and Exchange Commission, including our most recent periodic reports filed on Form 10-K and Form 10-Q, which are available on our Investor Relations website. Forward-looking statements are given only as of the date of this communication and we disclaim any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Media:	Investors:
Brodie Bertrand	Irene Holman
VP, Communications & Public Affairs	VP, Investor Relations

Grainger Media Relations Hotline	Abby Sullivan
847-535-5678	Sr. Manager, Investor Relations

Media_Relations_Team@grainger.com	InvestorRelations@grainger.com

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)
(In millions of dollars, except for share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net sales	$3,372	$3,018	$9,663	$8,856
Cost of goods sold	2,122	1,944	6,196	5,645
Gross profit	1,250	1,074	3,467	3,211
Selling, general and administrative expenses	812	694	2,337	2,467
Operating earnings	438	380	1,130	744
Other (income) expense:
Interest expense – net	22	23	65	72
Other – net	(6)	(5)	(19)	(16)
Total other expense – net	16	18	46	56
Earnings before income taxes	422	362	1,084	688
Income tax provision	107	106	271	118
Net earnings	315	256	813	570
Less: Net earnings attributable to noncontrolling interest	18	16	53	43
Net earnings attributable to W.W. Grainger, Inc.	$297	$240	$760	$527

Earnings per share:
Basic	$5.68	$4.43	$14.48	$9.74
Diluted	$5.65	$4.41	$14.40	$9.70
Weighted average number of shares outstanding:
Basic	51.8	53.6	52.1	53.6
Diluted	52.1	53.9	52.4	53.8
Diluted Earnings Per Share
Net earnings as reported	$297	$240	$760	$527
Earnings allocated to participating securities	(2)	(2)	(6)	(5)
Net earnings available to common shareholders	$295	$238	$754	$522
Weighted average shares adjusted for dilutive securities	52.1	53.9	52.4	53.8
Diluted earnings per share	$5.65	$4.41	$14.40	$9.70

CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions of dollars)

	(Unaudited)
Assets	September 30, 2021	December 31, 2020
Cash and cash equivalents	$328	$585
Accounts receivable – net(1)	1,742	1,474
Inventories – net	1,786	1,733
Prepaid expenses and other current assets	149	127
Total current assets	4,005	3,919
Property, buildings and equipment – net	1,429	1,395
Goodwill	387	391
Intangibles – net	233	228
Other assets	336	362
Total assets	$6,390	$6,295
Liabilities and Shareholders’ Equity
Current maturities of long-term debt	$—	$8
Trade accounts payable(2)	933	779
Accrued compensation and benefits	259	307
Accrued expenses	336	305
Income taxes payable	22	42
Total current liabilities	1,550	1,441
Long-term debt – less current maturities	2,372	2,389
Deferred income taxes and tax uncertainties	88	110
Other non-current liabilities	263	262
Shareholders' equity(3)	2,117	2,093
Total liabilities and shareholders’ equity	$6,390	$6,295

(1) Accounts receivable - net increased $268 million driven by growth in credit sales.
(2) Trade accounts payable increased $154 million primarily driven by inventory purchases to support customers' return-to-work needs.
(3) Common stock outstanding as of September 30, 2021 was 51,520,047 compared with 52,524,391 shares at December 31, 2020, primarily due to share repurchases.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions of dollars)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Cash flows from operating activities:
Net earnings	$315	$256	$813	$570
Provision for credit losses	4	4	12	18
Deferred income taxes and tax uncertainties	1	9	(7)	9
Depreciation and amortization	45	42	137	137
Impairment of goodwill, intangible and long-lived assets	—	—	—	177
Net losses (gains) from sale or redemption of assets and business divestitures	1	(6)	(3)	104
Stock-based compensation	8	10	33	36
Subtotal	59	59	172	481
Change in operating assets and liabilities:
Accounts receivable	(118)	(32)	(298)	(145)
Inventories	(86)	(78)	(64)	(222)
Prepaid expenses and other assets	7	8	(1)	(29)
Trade accounts payable	(11)	66	167	145
Accrued liabilities	(6)	19	(13)	(13)
Income taxes - net	8	(1)	(42)	(19)
Other non-current liabilities	(7)	14	(10)	19
Subtotal	(213)	(4)	(261)	(264)
Net cash provided by operating activities	161	311	724	787
Cash flows from investing activities:
Additions to property, buildings, equipment and intangibles	(50)	(59)	(197)	(152)
Proceeds from sale or redemption of assets and business divestitures	—	9	17	22
Other - net	—	—	—	(2)
Net cash used in investing activities	(50)	(50)	(180)	(132)
Cash flows from financing activities:
Net decrease in lines of credit	—	(15)	—	(53)
Net (decrease) increase in long-term debt	—	(931)	(8)	222
Proceeds from stock options exercised	1	19	31	47
Payments for employee taxes withheld from stock awards	(1)	(2)	(29)	(16)
Purchases of treasury stock	(242)	—	(525)	(101)
Cash dividends paid	(85)	(82)	(261)	(246)
Other - net	—	—	2	—
Net cash used in financing activities	(327)	(1,011)	(790)	(147)
Exchange rate effect on cash and cash equivalents	(3)	6	(11)	(9)
Net change in cash and cash equivalents	(219)	(744)	(257)	499
Cash and cash equivalents at beginning of period	547	1,603	585	360
Cash and cash equivalents at end of period	$328	$859	$328	$859

SUPPLEMENTAL INFORMATION - CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Unaudited)
(In millions of dollars, except for per share amounts)

The company supplemented the reporting of financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, which the company refers to as “adjusted” measures, including sales on an organic daily basis and constant currency basis, adjusted gross profit, adjusted gross margin, adjusted operating earnings, adjusted operating margin, adjusted net earnings, adjusted tax rate and adjusted diluted earnings per share. The company believes that these non-GAAP measures provide meaningful information to assist shareholders in understanding financial results and assessing prospects for future performance. Management believes sales on an organic daily basis and constant currency basis, adjusted gross profit, adjusted gross margin, adjusted operating earnings, adjusted operating margin, adjusted net earnings, adjusted tax rate and adjusted diluted earnings per share are important indicators of operations because they exclude items that may not be indicative of our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported results. These non-GAAP financial measures reflect an additional way of viewing aspects of operations that, when viewed with GAAP results, provide a more complete understanding of the business. The company strongly encourages investors and shareholders to review company financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

This press release also includes certain non-GAAP forward-looking information. The company believes that a quantitative reconciliation of such forward-looking information to the most comparable financial measure calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts. A reconciliation of these non-GAAP financial measures would require the company to predict the timing and likelihood of future restructurings, asset impairments, and other charges. Neither of these forward-looking measures, nor their probable significance, can be quantified with a reasonable degree of accuracy. Accordingly, a reconciliation of the most directly comparable forward-looking GAAP measures is not provided.

The reconciliations provided below reconcile GAAP financial measures to the non-GAAP financial measures: sales on an organic daily basis and constant currency basis, adjusted gross profit, adjusted gross profit margin, adjusted operating earnings, adjusted operating margin, adjusted net earnings, adjusted tax rate and adjusted diluted earnings per share:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Reported sales	11.7%	2.4%	9.1%	2.5%
Day impact	—	—	0.6	(0.5)
Daily sales	11.7%	2.4%	9.7	2.0
Business divestitures ¹	0.3	2.2	1.9	0.7
Organic daily sales	12.0%	4.6%	11.6%	2.7%
Foreign exchange	(0.1)	—	(0.7)%	0.1%
Organic daily, constant currency	11.9%	4.6%	10.9%	2.8%
¹ Represents the results of the Fabory business (divested on June 30, 2020) and the Grainger China business (divested on August 21, 2020).

In millions	Three Months Ended September 30,				Nine Months Ended September 30,
	2021	Gross Margin	2020	Gross Margin	2021	Gross Margin	2020	Gross Margin
Gross profit reported	$1,250	37.1%	$1,074	35.6%	$3,467	35.9%	$3,211	36.3%
Gross profit adjusted	$1,250	37.1%	$1,074	35.6%	$3,467	35.9%	$3,211	36.3%

SUPPLEMENTAL INFORMATION - CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Unaudited)
(In millions of dollars, except for per share amounts)

In millions	Three Months Ended September 30,				Nine Months Ended September 30,
	2021	Operating Margin	2020	Operating Margin	2021	Operating Margin	2020	Operating Margin
Operating earnings reported	$438	13.0%	$380	12.6%	$1,130	11.7%	$744	8.4%
Restructuring, net, impairment charges and business divestiture (gains) losses	—	—	(6)	(0.2)	—	—	288	3.2
Operating earnings adjusted	$438	13.0%	$374	12.4%	$1,130	11.7%	$1,032	11.6%

In millions	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	%	2021	2020	%
Net earnings reported	$297	$240	24%	$760	$527	44%
Restructuring, net, impairment charges and business divestiture (gains) losses	—	6		—	153
Net earnings adjusted	$297	$246	21%	$760	$680	12%

Diluted earnings per share reported	$5.65	$4.41	28%	$14.40	$9.70	48%
Pretax restructuring, net, impairment charges and business divestiture (gains) losses	—	(0.10)		—	5.29
Tax effect ¹	—	0.21		—	(2.47)
Total, net of tax	—	0.11		—	2.82
Diluted earnings per share adjusted	$5.65	$4.52	25%	$14.40	$12.52	15%

¹ The tax impact of adjustments is calculated based on the income tax rate in each applicable jurisdiction, subject to deductibility limitations and the company's ability to realize the associated tax benefits. The tax effect in the prior year was primarily related to the divested Fabory business (divested June 30, 2020).

SUPPLEMENTAL INFORMATION - CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Unaudited)
(In millions of dollars, except for per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	Bps impact	2021	2020	Bps impact
Effective tax rate reported	25.5%	29.3%	(380)	25.0%	17.3%	770
Tax benefit related to the Fabory business	—	(3.3)		—	8.7
Tax impact of restructuring, net, impairment charges and business divestitures (gains) losses	—	0.5		—	—
Effective tax rate adjusted	25.5%	26.5%	(100)	25.0%	26.0%	(100)

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